SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 16, 2014

Bankwell Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Elm Street
New Canaan, Connecticut 06840
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 (e)	Compensatory Arrangements of Certain Officers

On October 16, 2014, Bankwell Financial Group, Inc. (the “Company”) and its subsidiary, Bankwell Bank (the “Bank”) agreed to compensation terms for its acting Executive Chairman, Blake S. Drexler. Mr. Drexler is presently serving in that role on an interim basis pending an on-going search for a new, permanent Chief Executive Officer.

As Executive Chairman, Mr. Drexler will be paid based on an annualized base salary of $250,000. He will be able to participate in the Company’s executive cash incentive plan, with a guaranteed, pro-rated bonus in 2014 of 30% of base salary. Although continuing to serve as Chairman of the Boards of the Company and Bank, while in the Executive Chairman role he will not be eligible for attendance or retainer fees paid to directors generally. He will participate in annual restricted stock awards that are granted to directors based on their Board responsibilities. His arrangement is at will, and includes no severance or change of control provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

October 22, 2014	By: /s/ Ernest J. Verrico, Sr.
Ernest J. Verrico, Sr.
Executive Vice President
and Chief Financial Officer